Exhibit 10.2

EXECUTION VERSION

FORM OF SPAC VOTING AGREEMENT

This SPAC Voting Agreement (this “Agreement”) is made as of March 16, 2021, by and among FinTech Investor Holdings V, LLC, a Delaware limited liability company (“FTHV”), FinTech Masala Advisors V, LLC, a Delaware limited liability company (“FTMA” and, together with FTHV, the “Voting Parties” and each a “Voting Party”), and eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, FinTech Acquisition Corp. V, a Delaware corporation (“SPAC”), the Company and Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things, at the Effective Time (as defined therein), Merger Sub will merge with and into SPAC, with SPAC surviving as a direct, wholly-owned subsidiary of the Company (the “Merger”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of SPAC beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of SPAC acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Voting Party and such Voting Party’s Beneficial Ownership of its Voting Shares set forth on Annex A as follows:

a. Authority. Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s Governing Documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

d. Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, each Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens (other than transfer restrictions under applicable securities laws) and (ii) has the sole power to vote or cause to be voted its Voting Shares. Except pursuant hereto and pursuant to (A) that certain Letter Agreement, dated as of December 3, 2020, by and among SPAC (the “Insider Agreement”), the Voting Parties and the Insiders (as defined therein), (B) that certain Warrant Agreement, dated as of December 3, 2020, by and between SPAC and Continental Stock Transfer & Trust Company, (C) that certain Registration Rights Agreement dated as of December 3, 2020, by and among SPAC and the Voting Parties (the “Registration Rights Agreement”), and (D) the limited liability company agreement of each Voting Party, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Merger and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own (i) any Voting Shares, other than the Voting Shares set forth on Annex A or (ii) any options, warrants or other rights to acquire any additional shares of common stock of SPAC (“SPAC Common Stock”) or any security exercisable for or convertible into SPAC Common Stock, other than as set forth on Annex A.

e. No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.

a. During the term of this Agreement, each Voting Party shall, at any meeting (or in connection with any request for action by written consent) of the stockholders of SPAC at which the matters described in clauses (i) and (ii) below are considered and at every adjournment or postponement thereof, (x) appear at such meeting or otherwise cause the Voting Shares that such Voting Party Beneficially Owns to be counted as present thereat for the purpose of establishing a quorum, (y) vote or cause to be voted the Voting Shares that such Voting Party Beneficially Owns and (z) execute a written consent or consents if stockholders of SPAC are requested to vote their shares through the execution of an action by written consent, in each case to the extent such Voting Shares are entitled to vote thereon pursuant to the SPAC’s Governing Documents: (i) in favor of (A) the SPAC Stockholder Matters and (B) any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of SPAC; and (ii) against (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving SPAC, (2) the issuance or acquisition of shares of capital stock or other equity securities of SPAC, or (3) the sale, lease, exchange or other disposition of any significant portion of SPAC’s properties or assets; (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant or obligation of SPAC set forth in the Merger Agreement, or in any representation or warranty of SPAC set forth in the Merger Agreement becoming inaccurate; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of SPAC’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of SPAC (including any amendments to the Governing Documents), except as contemplated by this Agreement.

b. Each Voting Party that is a transferee of FTHV or FTMA permitted by Section 5, hereby appoints Betsy Cohen and Amanda Abrams, and any designee of either of them, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a) hereof. This proxy and power of attorney is given to secure the performance of the duties of Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

c. From time to time, at the request of the Company, each Voting Party shall take all such further actions as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Merger.

4. No Voting Trusts or Other Arrangement. During the term of this Agreement, each Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares except as contemplated in this Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Certain Covenants of Voting Party; Transfer and Encumbrance. During the term of this Agreement, each Voting Party will not, (a) directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, hedge, swap, convert, pledge or otherwise dispose of or encumber (“Transfer”) any of such Voting Party’s Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such Voting Party’s Voting Shares or Voting Party’s voting or economic interest therein, (b) publicly announce any intention to effect any transaction specified in clause (a), or (c) knowingly take any action that would make any representation or warranty of such Voting Party contained herein untrue or inaccurate, or have the effect of preventing or disabling such Voting Party from performing its obligations under this Agreement. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party in compliance with Section 3(d) of the Insider Letter; provided, however, that in each case, the applicable transferees enter into a written joinder to this Agreement in form and substance reasonably acceptable to the Company by which such applicable transferees agree to be bound by this Agreement. Furthermore, during the term of this Agreement, each Voting Party will not, directly or indirectly, acquire any Voting Shares if, after such acquisition, such Voting Party would Beneficially Own more than 9.9% of all of the issued and outstanding Company Common Shares after giving effect to the Merger.

6. Termination of Certain Agreements. Prior to the Closing, the Voting Parties shall take such actions as may be necessary or appropriate to terminate the Registration Rights Agreement, effective as of and contingent upon the Merger and the occurrence of the Effective Time, without any liability being imposed on SPAC or any Group Company following such termination.

7. Appraisal and Dissenters’ Rights. Each Voting Party hereby (a) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Voting Party may have by virtue of ownership of the Voting Shares and (b) agrees not to commence or participate in any claim, derivative or otherwise, against SPAC relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of SPAC in connection with this Agreement, the Merger Agreement or the Merger.

8. Redemption Rights. Each Voting Party shall not (a) exercise any right to redeem any Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof or (b) make any public statements with the intent to encourage any SPAC Stockholder to exercise any right to redeem any shares of SPAC Class A Stock.

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Effective Time and (b) the date on which the Merger Agreement is terminated for any reason in accordance with its terms. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination and the provisions of Sections 11-14 shall survive any termination of this Agreement.

10. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a stockholder of SPAC. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of SPAC or any of its Subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any Affiliate, partner or employee of Voting Party) in his, her or its capacity as a director or officer of SPAC, and no actions or omissions taken in any Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any Affiliate, partner or employee of Voting Party) from exercising his or her fiduciary duties as an officer or director to SPAC or its Subsidiaries.

11. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each party hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, the first party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

12. Entire Agreement. This Agreement and the Merger Agreement together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Voting Parties, to:

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
Attention:	Amanda Abrams
Phone:	+1-215-701-9555
Email:	aabrams@cohenandcompany.com

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP
1701 Market Street, Philadelphia, PA 19103-2921
Attention:	Todd A. Hentges
Timothy Rupp
Jeffrey Letalien
Phone:	+1-215-963-5000
Facsimile:	+1-215-963-5001
Email:	todd.hentges@morganlewis.com
timothy.rupp@morganlewis.com
jeffrey.letalien@morganlewis.com

if to the Company, to:

eToro Group Ltd.
30 Sheshet Hayamim St., Bnei Brak, Israel 5120261
Attention:	Yoni Assia
Phone:	+972-73-265-6600
Email:	yoni@etoro.com

with a copy to (which shall not constitute notice):

eToro Group Ltd.
30 Sheshet Hayamim St., Bnei Brak, Israel 5120261
Attention:	Debbie Kahal
Phone:	+972-73-265-6600
Email:	legal@etoro.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:	David Goldschmidt
Sven Mickisch
Maxim Mayer-Cesiano
Phone:	+1-212-735-3574
+1-212-735-3554
+1-212-735-2297
Email:	david.goldschmidt@skadden.com
sven.mickisch@skadden.com
maxim.mayercesiano@skadden.com

and

Meitar | Law Offices
16 Abba Hillel Rd.
Ramat Gan, 5250608, Israel
Attention:	Dan Shamgar
Jonathan Irom
Phone:	+972-3-610-3171
+972-3-610-3183
Email:	dshamgar@meitar.com
jonathani@meitar.com

14. Miscellaneous.

a. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 11.7 and Section 11.8 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

b. Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

c. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when multiple counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

d. Titles and Headings. The titles and captions in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

e. Assignment; Successors and Assigns; No Third Party Rights. Other than Transfers permitted by a Voting Party pursuant to Section 5, and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this SPAC Voting Agreement as of the date first written above.

VOTING PARTIES:

FINTECH INVESTOR HOLDINGS V, LLC

By:
Name:
Title:

FINTECH MASALA ADVISORS V, LLC

By:
Name:
Title:

[Signature Page to SPAC Voting Agreement]

COMPANY:

ETORO GROUP LTD.

By:
Name:
Title:

[Signature Page to SPAC Voting Agreement]

Annex A

Voting Interests